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                                                                    Exhibit 24.2


                                BLYTH INDUSTRIES, INC.

                                    CERTIFICATION


     I, the undersigned Secretary of BLYTH INDUSTRIES, INC., a Delaware corporation, certify that the attached is a true copy of resolutions adopted by the Board of Directors of Blyth Industries, Inc. at a regular meeting on June 9 1998, and that the same is still in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Blyth Industries, Inc. this 9th day of June, 1998.

                             /s/ Bruce D. Kreiger
                             -------------------------------
                             Name: Bruce D. Kreiger
                             Title:     Secretary


                                BLYTH INDUSTRIES, INC.

                            Board of Directors Resolutions

                                     June 9, 1998

                                     *    *    *


          RESOLVED, that the Corporation does hereby approve and adopt the Blyth Direct Investment Plan, substantially as it is described in the draft of the proposed Prospectus that is included in the draft of the proposed Registration Statement on Form S-3 presented to and reviewed by this Board, a copy of which is attached hereto as Exhibit A and the terms and conditions of which are incorporated herein by reference, with such additions, deletions and modifications thereto as the officers executing the Registration Statement on behalf of this Corporation shall in their discretion determine to be necessary or advisable (such determination to be evidenced conclusively by their execution thereof)(such Blyth Direct Investment Plan, with such additions, deletions and modifications being hereinafter referred to as the "Plan"), and that the proper officers of the Corporation be, and they hereby are, authorized and directed to take such actions as may be necessary or desirable to implement and carry out the purposes of the Plan;

          RESOLVED, that the proposed Registration Statement on Form S-3 and proposed Prospectus included therein, substantially in the form of the draft presented to and reviewed by this Board (the "Registration Statement"), covering the registration under the Securities Act of 1933, as amended, of up to 500,000 shares of Common Stock of the Corporation (the "Common Stock") to be sold by the Company pursuant to the Blyth Direct Investment Plan (as described in the Registration Statement), be, and they hereby are, approved; and that the proper officers of this Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of this Corporation, to execute, by power of attorney or otherwise, the Registration Statement, with such additions, deletions and modifications thereto as the officers executing the same on behalf of this Corporation shall in their discretion determine to be necessary or advisable (such determination to be evidenced conclusively by their execution thereof), to file the Registration Statement (together with the exhibits thereto) with the Commission and to execute such other documents and to take such other actions with respect thereto as they shall deem necessary or advisable;

          RESOLVED, that the issuance, sale and delivery of up to 500,000 shares of the Corporation's authorized but unissued shares of Common Stock be and they hereby are authorized and approved for purposes of sale pursuant to, and on the terms and conditions set forth in, the Plan, and that, when so issued, all such shares of Common Stock shall be duly and validly issued, fully paid and non-assessable;

          RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this Corporation, from time to time to execute, by power of attorney or otherwise, and to file with the Commission, such amendments and supplements to the Registration Statement (together with the exhibits thereto) as the proper officer or officers of this Corporation shall in his or their discretion determine to be necessary or advisable (such determination to

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be evidenced conclusively by his or their execution thereof), and to execute such other documents and take such other actions with respect thereto as the proper officer or officers of this Corporation shall determine to be necessary or advisable;

          RESOLVED, that Robert B. Goergen, Howard E. Rose, and Bruce D. Kreiger be, and each of them (with full power to act with or without the others) hereby is, authorized to sign the Registration Statement and any and all amendments and supplements (including post-effective amendments and amendments pursuant to Rule 462 of the Securities Act of 1933) to the Registration Statement, on behalf of and as true and lawful attorney or attorneys for the Corporation and on behalf of and as true and lawful attorney or attorneys for the Principal Executive Officer and/or the Principal Financial Officer and/or the Principal Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the President and/or each Vice President and/or the Treasurer and/or the Secretary (in attestation of the corporate seal of the Corporation or otherwise).

          RESOLVED, that Robert B. Goergen, as Chairman, Chief Executive Officer and President of this Corporation, be, and he hereby is, designated to act on behalf of this Corporation as its agent for service to be named in and with respect to all matters concerning the Registration Statement, and that Mr. Goergen be, and he hereby is, authorized to receive on behalf of this Corporation all notices and communications from the Securities and Exchange Commission in connection with the Registration Statement;

          RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this Corporation to cause to be issued and delivered in accordance with the terms of the Plan certificates representing shares of Common Stock sold by this Corporation pursuant to the Plan, as an original issue from the authorized but unissued shares of Common Stock, which certificates (i) shall be in the form approved by the officer or officers issuing and delivering the same on behalf of this Corporation (such approval to be evidenced conclusively by his or their issuing and delivering the same) and (ii) shall be executed on behalf of this Corporation by the manual or facsimile signatures of the officers of this Corporation empowered by the Restated By-laws of this Corporation to so sign certificates of capital stock and bear an engraved or imprinted facsimile seal of this Corporation;

          RESOLVED, that the signatures of the officers of this Corporation authorized to execute the certificates representing such shares of Common Stock may, but need not be, the facsimile signatures of the present or any future such authorized officers imprinted or otherwise reproduced thereon, and that this Corporation, for such purpose, hereby adopts each such facsimile signature as binding upon it, notwithstanding the fact that at the time any such certificate shall be delivered or disposed of the officers so signing shall have ceased to be such authorized officers;

          RESOLVED, that the corporate seal of this Corporation to be imprinted or engraved on the certificates representing shares of Common Stock may be in the form of a facsimile of the seal of this Corporation;

          RESOLVED, that Harris Trust and Savings Bank, the registrar and transfer agent (the "Transfer Agent") for the Common Stock be, and it hereby is, authorized and directed to issue, register and deliver stock certificates representing shares of Common Stock upon the request of the Chairman and Chief Executive Officer, the Chief Financial Officer or the Secretary of this Corporation; and that the proper officers of this Corporation be, and each of them hereby is, authorized and directed (i) to give the Transfer Agent such instructions as they may deem appropriate to effect the issuance, registration and delivery of certificates for shares of Common Stock to be issued by this Corporation pursuant to the resolutions adopted by this Board and sold pursuant to the terms of the Plan; and (ii) to pay in the name and on behalf of this Corporation all proper fees and charges of the Transfer Agent in connection with the issuance and delivery of shares of Common Stock pursuant to the terms of the Plan and the resolutions adopted by this Board;

          RESOLVED, that it is desirable and in the best interests of this Corporation that the shares of Common Stock to be issued, offered and sold pursuant to the Registration Statement be qualified or registered for offer and sale under the securities or "blue sky" laws of various states; that the proper officers of this Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of such shares of Common Stock as such proper officer or officers shall determine to be necessary or advisable; and that such proper officers be, and each of them hereby is, authorized to perform on behalf of this Corporation any and all acts as such proper officer or officers determine to be necessary or advisable in order to comply with the applicable securities or "blue sky" laws of any such states, and in connection therewith, to execute and to file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process (the execution by such officer or officers of any such instrument or document or the doing by him or them of any act in connection with the foregoing matters to establish conclusively his or their authority therefor from this Corporation and the approval and ratification by this Board of the



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instrument and documents so executed and the actions so taken);

          RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this Corporation to take any and all actions which such proper officer or officers may deem necessary or advisable in order to register this Corporation as a dealer or broker in any state or states wherein such registration is requisite or advisable in connection with the sale therein of shares of Common Stock pursuant to the Plan; and in connection therewith, that such proper officers be, and each of them hereby is, authorized and directed to execute, acknowledge, verify, deliver, file and publish all such applications, reports, surety bonds, issuer's covenants, irrevocable consents to service of process, powers of attorney, resolutions and other papers and instruments as may be required under such laws, and to take any such further action as such proper officer or officers may determine to be necessary or advisable in order to maintain any such registration (such determination to be conclusively evidenced by his or their execution thereof);

          RESOLVED, that this Board hereby adopts the form of any and all resolutions required by any state authority in connection with any such applications, reports, surety bonds, issuer's covenants, irrevocable consents to service of process, powers of attorney and other papers and instruments related to the sale of Common Stock pursuant to the Plan, if (i) in the opinion of the proper officer or officers of this Corporation so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary or an Assistant Secretary of this Corporation evidences such adoption by filing copies of such resolutions with the minutes of this meeting, which shall thereupon be deemed to be adopted by this Board and incorporated herein as a part of this resolution with the same force and effect as if set forth herein; and that the proper officers of this Corporation be, and each of them hereby is, authorized to take any and all further action which such proper officer or officers determine to be necessary or advisable in order to maintain such registration for sale in the various states in effect for as long as such proper officer or officers may deem the same to be in the best interests of this Corporation;

          RESOLVED, that it is desirable and in the best interests of this Corporation to have all shares of Common Stock issuable pursuant to the Plan listed on the New York Stock Exchange ("NYSE"); that the proper officers of this Corporation be, and each of them hereby is, authorized to perform on behalf of this Corporation any and all acts as such proper officer or officers may determine to be necessary or advisable in order to effect the listing on the NYSE, and in connection therewith, to execute and deliver in the name and on behalf of this Corporation (under its corporate seal or otherwise) all applications, instruments and documents, make all payments and do all other acts and things, as such proper officer or officers may deem necessary, desirable or proper in order to facilitate the foregoing;

          RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized to take all such further actions and to execute and deliver all such further agreements, instruments and documents, in the name and on behalf of this Corporation and under its corporate seal or otherwise, and to pay all such expenses and taxes, as in the determination of such proper officer or officers shall be necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby (such determination to be evidenced conclusively by the taking of such actions, the execution of such agreements, instruments and documents and the payment of such expenses, as the case may be) and that all such actions heretofore taken by any proper officer of this Corporation be, and they hereby are, ratified;

          RESOLVED, that as used in the foregoing resolutions the term "the proper officers" of this Corporation shall mean the Chairman and Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and the Secretary of this Corporation, and each of them, and, with respect to matters involving only certification, attestation or countersignatures, any Assistant Secretary of this Corporation;

          RESOLVED, that all acts and deeds heretofore done and any action taken by any director, officer, or agent of the Corporation for or on behalf of the Corporation, in carrying out the terms and intentions of the foregoing resolutions or otherwise in connection with the Registration Statement (or any other agreement or instrument referred to therein) or with any of the transactions contemplated by any of the foregoing documents, be, and hereby are, ratified, approved and confirmed in all respects as the act and deed of the Corporation; and

          RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all such further action, and to make any and all such payments, and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation and under their respective seals or otherwise, as in their judgment will be necessary, proper or advisable in order to fully carry out the intent and purposes of the resolutions and actions adopted at this meeting.